UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 28, 2005

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10765	23-2077891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Universal Corporate Center 367 South Gulph Road King of Prussia, Pennsylvania	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

1. Compensation of Non-Employee Directors:

On September 28, 2005 the Compensation Committee of the Board of Directors of Universal Health Services, Inc. (the “Company”) approved changes to the cash compensation to be paid to the non-employee directors of the Company. Effective September 28, 2005, each non-employee director will receive an annual retainer of $40,000 for service on the Company’s Board of Directors. In addition, the Audit Committee chairperson will receive an annual retainer of $10,000 for his service in that capacity and each member of the Audit Committee, excluding the chairperson, will receive an annual retainer of $2,500. The committee chairperson of the Compensation Committee and the Nominating and Governance Committee will each receive an annual retainer of $5,000 for his or her service in that capacity. Each non-employee director will be paid a meeting fee of $1,000 for participation in each committee meeting in excess of 30 minutes. All retainers and meeting fees will be paid in cash and will be paid on a pro-rata basis at the increased rate from September 28, 2005 through December 31, 2005.

Prior to the changes approved on September 28, 2005, each non-employee director received an annual retainer of $20,000 for services on the Company’s Board of Directors. In addition, the Audit Committee chairperson received an annual retainer of $5,000 for his service in that capacity and each member of the Audit Committee, excluding the chairperson, received an annual retainer of $2,500. There were no meeting fees paid for participation in committee meetings or annual retainers for the chairperson of the Compensation Committee and the Nominating and Governance Committee.

2. Non-qualified Stock Option Grants to Non-Employee Directors pursuant to the Company’s 2005 Stock Incentive Plan:

On September 28, 2005, pursuant to the Company’s 2005 Stock Incentive Plan, the Board of Directors of Universal Health Services, Inc. granted to each non-employee director options to purchase 10,000 shares of the Company’s Class B Common Stock at an exercise price of $47.80 per share. Accordingly, Leatrice Ducat, John H. Herrell, Robert H. Hotz, Robert A. Meister, Anthony Pantaleoni and John F. Williams, Jr., M.D., Ed.D., were each granted options to purchase 10,000 shares of the Company’s Class B Common Stock. The stock options expire on the fifth anniversary of the date of grant.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1	Universal Health Services, Inc. Non-Employee Directors’ Fees

10.2	Form of Stock Option Agreement for Non-Employee Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL HEALTH SERVICES, INC.

Date: October 3, 2005	By:	/s/ Alan B. Miller
	Name:	Alan B. Miller
	Title:	President and Chief Executive Officer

	By:	/s/ Steve Filton
	Name:	Steve Filton
	Title:	Senior Vice President and Chief Financial Officer